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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K
                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934


                         April 20, 1999
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        Date of Report (Date of earliest event reported)


                  Internet Commerce Corporation
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     (Exact name of registrant as specified in its charter)


   Delaware                 000-24996              13-3645702
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(State or other            (Commission           (IRS Employer
jurisdiction of             File No.)            Identification
Incorporation                                          No.)


          805 Third Avenue, New York, NY     10022
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 (Address of principal executive offices)            (Zip Code)


                          212-271-7640
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       Registrant's telephone number, including area code



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   Former name or former address, if changed since last report)

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Item 5.  Other Events

     This report is filed pursuant to a request by The Nasdaq-
Amex Market Group, Inc. for the Registrant to demonstrate that it currently meets the net capital requirement of the Nasdaq
SmallCap Market. Included as Exhibit 99.1 hereto is an unaudited pro forma balance sheet as at March 7, 1999, showing the effect of the Registrant's recent private bridge financing, bridge note exchange offer and private placement of preferred stock. The information presented on the attached pro forma balance sheet has not been audited by independent accountants, but includes all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation thereof. The balance sheet at February 28, 1999 is unaudited and but does not include all the footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the audited financial statements and footnotes thereto included in the Form 10-KSB for the Company's fiscal year ended July 31, 1998 and Form 10-QSB for the Company's quarter ended January 31, 1999.


Item 7.  Financial Statements and Exhibits.

Exhibits
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99.1  Unaudited Condensed Pro Forma Balance Sheet as of
      March 7, 1999.

99.2  Press Release issued April 20, 1999 by the Registrant.




                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                          INTERNET COMMERCE CORPORATION

                     By:
                          --------------------------------
                          Richard Berman, President and
                          Chief Executive Officer


Dated:    April 20, 1999


                          EXHIBIT INDEX

Exhibit                                               Page
  No.     Description                                 No.
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99.1  Unaudited Condensed Pro Forma Balance Sheet
      as of March 7, 1999.

99.2  Press Release issued April 20, 1999 by
      the Registrant.